(PROFIT) INITIAL LIST OF OFFICERS, DIRECTORS AND REGISTERED AGENT AND STATE BUSINESS LICENSE APPLICATION OF:

LABOR SMART INC

NAME OF CORPORATION

FILE NUMBER: E0308252011-7

FOR THE FILING PERIOD OF 5/2011 TO 5/2012

100101

YOU MAY FILE THIS FORM ONLINE AT www.nvsos.gov

The entity's duly appointed registered agent in the State of Nevada upon whom process can be served is:

JAY SMITH
4790 CAUGHLIN PARKWAY #387
RENO, NV 89509

A FORM TO CHANGE REGISTERED AGENT INFORMATION IS FOUND AT: www.nvsos.gov

Filed in the office of	Document Number
Ross Miller Secretary of State State of Nevada	20110404007-89
	Filing Date and Time: 05/31/2011 11:04 AM
	Entity Number: E0308252011-7

(This document was filed electronically.)

ABOVE SPACE IS FOR OFFICE USE ONLY

USE BLACK INK ONLY - DO NOT HIGHLIGHT

☐ Return one file stamped copy. (If filing not accompanied by order instructions, file stamped copy will be sent to registered agent.)

IMPORTANT: Read instructions before completing and returning this form.

1. Print or type names and addresses, either residence or business, for all officers and directors. A President, Secretary, Treasurer, or equivalent of and all Directors must be named. There must be at least one director. An **Officer** must sign the form. *FORM WILL BE RETURNED IF UNSIGNED.*
2. If there are additional officers, attach a list of them to this form.
3. Initial list fee is $125.00. A $75.00 penalty must be added for failure to file this form by the last day of the first month following the incorporation/initial registration with this office.
4. State business license fee is $200.00. Effective 2/1/2010, $100.00 must be added for failure to file form by deadline.
5. Make your check payable to the Secretary of State.
6. **Ordering Copies:** If requested above, one file stamped copy will be returned at no additional charge. To receive a certified copy, enclose an additional $30.00 per certification. **A copy fee of $2.00 per page** is required for **each additional copy** generated when ordering 2 or more file stamped or certified copies. Appropriate instructions must accompany your order.
7. Return the completed form to: Secretary of State, 202 North Carson Street, Carson City, Nevada 89701-4201, (775) 684-5708.
8. Form must be in the possession of the Secretary of State on or before the last day of the first month following the initial registration date. (Postmark date is not accepted as receipt date.) Forms received after due date will be returned for additional fees and penalties. Failure to include initial list and business license fees will result in rejection of filing.

INITIAL LIST FILING FEE: $125.00 LATE PENALTY: $75.00 BUSINESS LICENSE FEE: $200.00 LATE PENALTY: $100.00

CHECK ONLY IF APPLICABLE

☑ Pursuant to NRS, this corporation is exempt from the business license fee. Exemption code: 003

☐ Month and year your State Business License expires: 20

☐ This corporation is a publicly traded corporation. The Central Index Key number is:

☐ This publicly traded corporation is not required to have a Central Index Key number.

Section 7(2) Exemption Codes
- 001 - Governmental Entity
- 002 - 501(c) Nonprofit Entity
- 003 - Home-based Business
- 004 - Natural Person with 4 or less rental dwelling units
- 005 - Motion Picture Company
- 006 - NRS 680B.020 Insurance Co.

NAME	TITLE(S)	ADDRESS	CITY	STATE	ZIP CODE
RYAN SCHADEL	PRESIDENT (OR EQUIVALENT OF)	4790 CAUGHLIN PKWY, STE 387 , USA	RENO	NV	89519
RYAN SCHADEL	SECRETARY (OR EQUIVALENT OF)	4790 CAUGHLIN PKWY, STE 3887 , USA	RENO	NV	89519
RYAN SCHADEL	TREASURER (OR EQUIVALENT OF)	4790 CAUGHLIN PKWT, STE 387 , USA	RENO	NV	89519
RYAN SCHADEL	DIRECTOR	4790 CAUGHLIN PKWY, STE 387 , USA	RENO	NV	89519

I declare, to the best of my knowledge under penalty of perjury, that the above mentioned entity has complied with the provisions of sections 6 to 18 of AB 146 of the 2009 session of the Nevada Legislature and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

X RYAN SCHADEL

Signature of Officer

Title: PRESIDENT

Date: 5/31/2011 11:01:43 AM

Nevada Secretary of State Initial List Profit
Revised: 8-5-09

STAT E OF NEVADA

ROSS MILLER

Secretary of State

Commercial Recordings Division

202 N. Carson Street

Carson City, NV 89701-4069

SCOTT W. ANDERSON

Telephone (775) 684-5708

Deputy Secretary

Fax (775) 684-7138

for Commercial Recordings

OFFICE OF THE

SECRETARY OF STATE

NOTICE OF EXEMPTION

NEVADA STATE BUSINESS LICENSE

You have filed a notice citing a statutory exemption “003” pursuant to Nevada Revised

Statutes and therefore are not required to maintain a Nevada State Business License.

If your exemption changes or your business is no longer exempt, you must file an amendment reflecting your current business status.

Nevada Business Identification:  NV20111363274

Entity Name:  LABOR SMART INC

Entity Type:  NRS78 - Domestic Corporation

Exemption Code:  003 Home-based business whose net earnings are not more than 66 2/3 percent of the average annual wage

Issued this 31st day of May, 2011.